                                                                   EXHIBIT 10.18


                             FOURTH LEASE AMENDMENT

                          NORTHFIELD LABORATORIES INC.
               1200 BUSINESS CENTER DRIVE, MT. PROSPECT, ILLINOIS

         This Fourth Lease Amendment to Lease (the "Amendment") is made as of this, 22nd day of September 2003, by and between First Industrial, L.P., a Delaware Limited Partnership, ("Landlord" or "Lessor") and Northfield Laboratories Inc., ("Tenant" or "Lessee").

                                   WITNESSETH

         WHEREAS, Landlord and Tenant entered into that certain lease (the "Lease"), dated June 8, 1989 demising approximately 20,400 square feet (the "Premises") of the building (the "Building") located at 1200 Business Center Drive, Mount Prospect, Illinois; and

         WHEREAS, Lessor and Lessee entered into that First Lease Amendment (the "First Lease Amendment"), dated November 24, 1992 redefining the term; and

         WHEREAS, Lessor and Lessee entered into that Second Lease Amendment (the "Second Lease Amendment"), dated May 6, 1998 Lessee exercises it's second option to renew, and

         WHEREAS, Lessor and Lessee entered into that Third Lease Amendment (the "Third Lease Amendment"), dated September 16th, 1999 expanding the premises and establishing a term, and

         NOW, THEREFORE, in consideration of the foregoing recitals, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Landlord and tenant agree as follows:

         1. Definition. For all purposes of this Amendment, any capitalized terms utilized, but not defined, in this Amendment shall have the same meanings as are ascribed to such terms in the Lease.

         2. Extension of the Lease Term. Effective as of September 1, 2004, the term of the Lease (the "Term") is hereby extended for a five-year period (the "Extended Term"). During the Extended Term, all of the conditions set forth in the original Lease shall remain in full force and effect, except as expressly modified by or inconsistent with, the terms of this Amendment.

         3.   Rent. The monthly base rent schedule shall be amended as follows:

              September 1, 2004 through August 30, 2006.....$23,492.60 per month

              September 1, 2006 through August 30, 2009.....$23,957.80 per month

         4. Extension. Lessee shall have three (3) additional five-year options under the same term and conditions as Article XXIV of the First Lease Amendment.

         5. Conflict. In the event there is conflict or inconsistency between the term and condition of this Amendment and the terms and conditions of the Lease, the terms and conditions of this Amendment shall control.

         6. All other terms and conditions of the original Lease will remain in full force and effect.

         IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date first written above.

                                            LANDLORD/LESSOR
                                            FIRST INDUSTRIAL, L.P.,
                                            a Delaware limited partnership

                                            By:   /s/ First Industrial
                                                --------------------------------
                                                  First Industrial
                                            Its:  Regional Director


                                            LESSEE/TENANT:
                                            NORTHFIELD LABORATORIES INC.

                                            By:   /s/ Jack Kogut
                                                --------------------------------
                                                  Jack Kogut
                                                  Sr. Vice President